Exhibit 10.3

LOAN AGREEMENT

Loan #___

This Loan Agreement (the “Agreement”) is entered into as of _______________ (the “Effective Date”) between Guardion Health Sciences, Inc. (“GHS”) and Leon Krajian (the “LENDER”). Each hereinafter is referred to individually as a “Party” and both are referred to collectively as the “Parties.”

RECITALS

WHEREAS, GHS wishes to borrow money from LENDER, and LENDER agrees to lend GHS money according to the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the covenants, representations and warranties contained herein, and for other valuable consideration receipt of which is acknowledged, GHS and LENDER mutually agree as follows:

I.	Loan. LENDER hereby agrees to lend GHS the total amount of Twenty-Five Thousand Dollars ($___,000.00) hereunder (the “Loan”).

II.	Interest. Interest on the Loan shall accrue at Twelve Percent (12%) per annum.

III.	Repayment of Loan. GHS agrees to repay the loan plus accrued interest no later than Ninety (90) days from the date of this Loan.

IV.	Warrant. As an inducement to lend, GHS shall grant in a separate document as of this date a warrant to purchase ____,000 of Common Stock of GHS at an exercise price of $0.25, which shall be immediately vested and exercisable over a period of three years.

V.	Waiver. GHS expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection.

VI.	Currency; Payments. All references herein to “dollars” or “$” are to U.S. dollars, and all payments of principal and interest of this Agreement shall be made in lawful money of the United States of America in immediately available funds. If the date on which any such payment is required to be made pursuant to the provisions of this Agreement occurs on a Saturday or Sunday or legal holiday observed in the State of California, such payments shall be due and payable on the immediately succeeding date which is not a Saturday or Sunday or legal holiday so observed.

VII.	Governing Law. The laws of the State of California shall govern this Agreement, without application of the principals of conflicts of laws. For purposes of jurisdiction and venue, this Agreement shall be deemed made and to be performed in San Diego County, California.

VIII.	Attorney Fees. In the event of any action or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby, the prevailing Party shall be entitled to recover its reasonable out-of-pocket costs incurred in connection therewith, including reasonable attorney and expert witness fees.

IX.	Assignment. This Agreement shall be binding on the Parties and their respective successors and assigns. Neither Party may assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

X.	Modifications. Only a written instrument signed by both Parties may modify this Agreement.

XI.	Headings. The heading references herein are for convenience purposes only and shall not be deemed to limit or affect any of the provisions hereof.

XII.	Successors and Assigns. This Agreement shall inure to the benefit of Lender and its successors and permitted assigns and shall be binding upon the undersigned and its successors and permitted assigns. As used herein, the term “Lender” shall mean and include the successors and permitted assigns of Lender.

XIII.	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, then such provision shall be disregarded and the remaining provisions of this Agreement shall remain in full force and effect.

XIV.	Entire Agreement. This Agreement and any attached exhibits set forth the entire understanding and agreement of the Parties and supersedes all prior and contemporaneous agreements and understandings, both oral and written, related thereto.

XV.	Additional Post-Maturity Interest in the Form of a Warrant. In the event the Loan is not paid by the 90th day, GHS shall grant on the 91st day a warrant to purchase 1/10th of the number of shares set forth in Section IV, Warrant, at an exercise price of $0.25 per shares, which shall be immediately vested and exercisable for a period of three (3) years. Each month thereafter, if the Loan is not paid in full, GHS shall grant, on the same day each month, an additional warrant to purchase 1/10th of the number of shares set forth in Section IV, Warrant, at an exercise price of $0.25 per shares, which shall be immediately vested and exercisable for a period of three (3) years.

XVI.	Continuation of Interest. In the event the Loan is not paid on the 90th day, the Loan shall continue to accrue interest at the rate set forth in Section II, Interest, until paid in full.

XVII.	Warrant Based on Interest. Upon repayment of the Loan, LENDER shall receive an additional warrant to purchase shares of Common Stock of GHS at $0.25 per share granted for the number of shares equivalent to the amount of post-maturity interest paid on the Loan upon repayment. Such warrant shall be immediately vested and exercisable for a period of three (3) years.

IN WITNESS WHEROF, the authorized representatives of both Parties have read the foregoing document and agree and accept these terms as of the Effective Date.

LENDER		Guardion Health Sciences, Inc.
A Delaware corporation

Signature:		Signature:
Print Name:	Leon Krajian	Print Name:	Michael Favish
		Title:	Chief Executive Officer

Date:	Date:
Address for notices:	Address for notices:
2158 Montgomery Avenue Cardiff, CA 92007	15150 Avenue of Science, Suite 200 San Diego, CA 92128
Telephone: (760) 271-6472	Telephone: (858) 605-9055
Facsimile: (201) 865-0175	Facsimile: (858) 630-5543

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